Exhibit 99.1

NEWS RELEASE

Golden Queen ANNOUNCES

FINANCIAL RESULTS for THE THIRD quarter of 2015 AND PROVIDES A CONSTRUCTION UPDATE

November 9, 2015 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) is pleased to announce its financial results for the third quarter ended September 30, 2015 for its 50%-owned Soledad Mountain gold-silver project (the “Project”) located just south of the town of Mojave, California. The financial results are filed on Form 10-Q with the SEC, which will be available on the Company's website at www.goldenqueen.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov. All amounts are in U.S. dollars and reflect 100% of the financial results of Golden Queen Mining Company, LLC (“GQM LLC”), the Company’s 50%-owned subsidiary that holds the Project, unless otherwise stated.

Third Quarter Highlights

•	The assay laboratory was commissioned in late July and is now fully operational;
•	GQM LLC received four 100-ton trucks, two wheel loaders and one medium dozer during the third quarter;
•	Stockpiling of unprocessed ore started in late August;
•	Construction of the Phase 1, Stage 1 heap leach pad was completed in late September;
•	Structural steel and equipment for the crushing-screening plant and Merrill-Crowe plant was delivered during the third quarter and the assembly continued;
•	Construction of the basic water supply infrastructure is completed and the backup production water well is currently being connected to the mine water supply infrastructure;
•	Construction of the site-wide power distribution system has essentially been completed; and
•	The Company repaid its C$10 million convertible debentures on July 24, 2015.

Financial Highlights

During the third quarter ended September 30, 2015, the net loss attributable to the Company was $1.9 million (or $0.02 basic per share), compared to a net loss of $1.8 million (or $0.02 basic per share), for the corresponding period in 2014. The net loss in the third quarter of 2015 is mainly due to an increase of interest expenses and a loss resulting from the change in fair value of the derivative liability, which is a non-cash item.

The Company had, on a consolidated basis, $166.4 million in assets, including $52.0 million in cash, and a working capital balance of $43.3 million as at September 30, 2015, compared with $129.5 million in assets, including $91.4 million in cash, and a working capital balance of $65.1 million as at December 31, 2014.

The Company incurred capitalized development costs of $59.8 million during the nine month period ended on September 30, 2015, compared to $13.2 million during the same period in 2014. Construction costs included $17.1 million in costs related to the crushing-screening plant, $7.8 million in costs related to the Merrill-Crowe plant and solution management, $7.6 million in costs related to the construction of the Phase 1, Stage 1 heap leach pad and $3.6 million in costs related to the construction of the conveying and stacking system. The Company also capitalized $4.9 million in interest cost.

The results for the quarter ended on September 30, 2015 are summarized in the table below:

Financial position as at:	September 30, 2015	December 31, 2014
Select Items - On a consolidated basis *	$	$
Cash	52,005,369	91,407,644
Mineral property interests	112,848,211	37,138,134
Total assets	166,419,133	129,517,335
Working capital	43,333,362	65,110,327
Current liabilities	9,105,708	26,464,078
Long term liabilities	48,785,591	1,314,435
Redeemable portion of non-controlling interest – Temporary equity	27,322,445	22,833,645
Non-controlling interest – Shareholders’ equity	40,983,667	34,250,468
Shareholders’ equity attributable to Golden Queen	40,221,722	44,654,709
Shareholders’ equity	81,205,389	78,905,177

Results for the quarter ended on:	September 30, 2015	September 30, 2014
Item	$	$
Net income (loss) and comprehensive income (loss) attributable to the Company	(1,924,167)	(1,811,843)
Basic income (loss) per share attributable to the Company	(0.02)	(0.02)
Diluted income (loss) per share attributable to the Company	(0.02)	(0.02)

*These consolidated results include the accounts of Golden Queen, Golden Queen Mining Holdings Inc. and GQM LLC. GQM LLC meets the definition of a Variable Interest Entity. Golden Queen has determined that it is the member of the related party group that is most closely associated with GQM LLC and, as a result, is the primary beneficiary who consolidates GQM LLC. Golden Queen’s economic interest in GQM LLC is 50%.

Shareholders are reminded that the Company does not currently have any revenue as its Project is not yet in production.

Construction Update

Construction has continued to progress on site during the third quarter of 2015 and is approximately 90% complete. Recent developments include:

•	Construction is proceeding within budget and commissioning of the processing facilities is anticipated to be completed in the final quarter of 2015;
•	The primary section of the crushing-screening plant was commissioned in late October. The secondary and tertiary sections are expected to be commissioned in November;
•	The installation of the Merrill-Crowe plant is well advanced. This turn-key project is expected to be completed in late November;
•	The assembly of the conveying and stacking system is nearing completion;
•	The primary power sub-station was completed in November and we anticipate the connection to the Southern California Edison grid to be completed in two phases in November 2015; and
•	There are now 60 full-time employees in Mojave with an expected increase to over 100 full-time employees in the near term.

About Golden Queen Mining Co. Ltd.:

The Company is developing a gold-silver, open pit, heap leach operation on its fully-permitted 50%-owned Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

For further information regarding this news release please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution With Respect To Forward-looking Statements: The information in this news release includes certain "forward-looking statements". All statements in this news release, other than statements of historical fact, including, without limitation, plans for and intentions with respect to budgets, capital requirements, construction, hiring, infrastructure development, and other development activities on the Project; expectations related to management and operation of GQM LLC and future mining operations on the Project, are forward-looking statements. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from statements in this news release regarding our intentions include, without limitation, risks and uncertainties regarding: the ability of the Company to maintain its current interest in the Project by funding additional capital requirements; potential change in accounting policy; and the development and operation of the Project, including additional capital requirements for the Project, accidents, equipment breakdowns and non-compliance with environmental and permit requirements. Other risks and uncertainties include risks related to fluctuations in gold and silver prices; changes in planned work resulting from logistical, technical or other factors; that results of operations on the Project will not meet projected expectations due to any combination of technical, operational or market factors; uncertainties involved in the interpretation of technical data and the estimation of gold and silver resources and reserves; and other risks and uncertainties disclosed in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2014 and filed on March 16, 2015.

Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made.